Exhibit 99.7

YOUR VOTE IS IMPORTANT
Please complete, date, sign and mail
your proxy card in the envelope provided
as soon as possible.
TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

FOR THE SPECIAL MEETING OF STOCKHOLDERS OF
METAL MANAGEMENT, INC
This Proxy Is Solicited On Behalf Of The Board Of Directors of Metal Management, Inc.

The undersigned hereby appoints Daniel W. Dienst and Robert C. Larry (together, the “Proxies”), and each of them, with full power of substitution, as proxies to vote the shares of Common Stock of Metal Management, Inc. that the undersigned is entitled to vote at the Special Meeting of Stockholders of Metal Management, Inc. (the “Company”), to be held at the offices of King & Spalding LLP, 1185 Avenue of the Americas, 34th Floor, New York, New York 10036 at 00:00 a.m. Eastern Time on                              and at any adjournments and postponements thereof. Such shares of Common Stock of Metal Management, Inc. shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxies’ discretion on such other matters as may properly come before the meeting or any adjournment or postponement thereof.
This proxy, when properly signed, will be voted in the manner directed herein by the undersigned Stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL TO ADOPT THE AGREEMENT AND THE PLAN OF MERGER AND THE PROPOSAL TO APPROVE ADJOURNMENTS OF THE SPECIAL MEETING, IF NECESSARY, TO PERMIT FURTHER SOLICITATION OF PROXIES IF THERE ARE NOT SUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO APPROVE THE PROPOSAL.
IMPORTANT — PLEASE SIGN AND RETURN PROMPTLY.

METAL MANAGEMENT, INC. OFFERS STOCKHOLDERS OF RECORD
THREE WAYS TO VOTE YOUR PROXY
Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had returned your proxy card. We encourage you to use these cost effective and convenient ways of voting, 24 hours a day, 7 days a week.

TELEPHONE VOTING	INTERNET VOTING	VOTING BY MAIL

This method of voting is available for residents of the U.S. and Canada. On a touch tone telephone, call TOLL FREE 1-877-450-9556, 24 hours a day, 7 days a week. You will be asked to enter ONLY the CONTROL NUMBER shown below. Have this proxy card ready, then follow the prerecorded instructions. Your vote will be confirmed and cast as you direct. Available 24 hours a day, 7 days a week until 11:59 p.m. Eastern Time on ____________, 2008.

Visit the Internet voting Web site at http://proxy.georgeson.com. Enter the COMPANY NUMBER and CONTROL NUMBER shown below and follow the instructions on your screen. You will incur only your usual Internet charges. Available 24 hours a day, 7 days a week until 11:59 p.m. Eastern Time on ____________, 2008.

Simply sign and date your proxy card and return it in the postage-paid envelope to Georgeson Inc., Wall Street Station, P.O. Box 1102, New York, NY 10269-0667. If you are voting by telephone or the Internet, please do not mail your proxy card.

COMPANY NUMBER	CONTROL NUMBER
  DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED ONLY IF YOU ARE VOTING BY MAIL

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL ITEMS LISTED.

Proposal to adopt the Agreement and Plan of Merger, dated as of September 24, 2007, by and among Sims Group Limited, MMI Acquisition Corporation and Metal Management, Inc.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal to approve adjournments of the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the proposal.
	FOR ☐	AGAINST ☐	ABSTAIN ☐

In their discretion, the Proxies are authorized to consider and take action upon any other business that may properly come before the special meeting or any reconvened meeting following an adjournment of the special meeting.

Dated: _____________________________________________, 2008

Signature:

Signature, if held jointly

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

If you have any questions or need assistance, please contact Georgeson Inc., our Proxy Solicitor, at 1-800-368-9818.